UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 15, 2010
_______________________________

REOSTAR ENERGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
_______________________________

Nevada	000-52316	20-8428738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3880 Hulen Street
Forth Worth, Texas 76107
(Address of principal executive offices)

(817) 989-7367
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

 Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

               On October 15, 2010, ReoStar Energy Corporation, a Nevada corporation (the "Company"), received a letter (the "Letter") dated October 12, 2010 from BT & MK Energy and Commodities, LLC ("BTMK") notifying the Company that BTMK has elected to exercise certain of its remedies under the security agreements associated with the Credit Agreement (as defined herein). BTMK had previously assumed from Union Bank, as the former issuing lender, the rights and obligations associated with that certain Credit Agreement dated October 30, 2008 (the "Credit Agreement") previously entered into among the Company, Union Bank, and certain lenders as added from time to time.

               Pursuant to the Letter, BTMK notified the Company that, in addition to the acceleration of the note issued by the Company under the Credit Agreement due to a defaulting quarterly interest payment, BTMK intends to foreclose on the assets of the Company if payment in full is not received prior to November 2, 2010. As a result of the acceleration of the note, the full amount due by the Company is $11,111,942. If such an event were to occur, BTMK intends to hold the foreclosure sales on November 2, 2010.

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
REOSTAR ENERGY CORPORATION

Dated: October 20, 2010	/s/ Scott D. Allen
Scott D. Allen, Chief Financial Officer